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                                                                   EXHIBIT 10.26



                             SIGNAL PHARMACEUTICALS
                              CONSULTING AGREEMENT



        This CONSULTING AGREEMENT (the "Agreement") is made as of April 1, 1996 (the "Effective Date") by and between Signal Pharmaceuticals, Inc., a California corporation (the "Company"), and John Walker ("Walker").

        WHEREAS, Walker was previously appointed a director of the Company on June 8, 1995, and in connection with such appointment, Walker was awarded an option to purchase 50,000 shares of the Company's Common Stock.

        WHEREAS, the Company has now appointed Walker as its Chairman of the Board and the Company desires to have Walker provide additional services to the Company while acting as its Chairman.

        THEREFORE, THE PARTIES AGREE AS FOLLOWS:

        1. Description of Services. The Company hereby retains Walker as a consultant to the Company, and Walker hereby agrees to act in such capacities and to perform such services as are reasonably requested by the Company (the "Services"). The Services are expected to consist of one full day per month on-site at the Company for Company related matters and sufficient phone time to deal with Company issues in addition to regular attendance at Board meetings. This scope may be amended from time to time as the Company expands the Services, by mutual agreement of the parties hereto.

        2.     Term and Expiration.

               (a) Term. This Agreement will become effective as of the Effective Date and remain so long as Walker remains the Chairman of the Board of the Company.

               (b) Termination. Either party may terminate the Agreement at any time with thirty (30) days written notice.

        3.     Compensation.

               (a) Cash. For all Services provided hereunder, the Company will pay Walker at a per diem rate of $1,000.00 for each day of on-site activities requested by the Company.



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               (b)    Equity.

                      (i) The Company shall grant to Walker, subject to approval by the Company's Board of Directors, a non-qualified option to purchase 50,000 shares of the Company's Common Stock (the "Stock Option"), all of which shall be exercisable at the fair market value of the Company's Common Stock, as determined by the Company's Board of Directors, on the Grant Date. The Stock Option shall have a term of ten (10) years measured from the Grant Date and shall be subject to vesting as follows: 1/60 of the option shares shall vest on the last day of each month following the Grant Date such that Walker shall acquire a fully vested interest in such 50,000 shares on the date five (5) years from the Grant Date. Upon any termination of Walker's role as Chairman of the Board of Directors, any unvested stock options shall revert back to the Company.

        4. Expenses. The Company will reimburse Walker for reasonable lodging, meal and travel expenses incurred by Walker when the Company's business needs require that such Services be performed outside of the San Diego area. Requests for reimbursement must be in a form acceptable to the Company.

        5. Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given as follows: (a) upon personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after its deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by rapifax or telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as shown below its signature to this Agreement, or to such other address as such party may designate in writing from time to time to the other party.

        6. Governing Law; Severability. This Agreement will be construed and enforced in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain in full force and effect.





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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                       COMPANY

                                       SIGNAL PHARMACEUTICALS, INC.
                                       5555 Oberlin Drive
                                       San Diego, CA  92121



                                       By: /s/  ALAN LEWIS
                                           -------------------------------------
                                           Alan Lewis, President


                                       WALKER

                                       NAME:  John Walker



                                       -----------------------------------------
                                       (Signature)













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